EXHIBIT 21.1


                              TARRANT APPAREL GROUP

                                  SUBSIDIARIES


                                                              JURISDICTION OF
NAME                                                           ORGANIZATION
----                                                          ---------------

Private Brands, Inc.......................................      California

Fashion Resource (TCL), Inc...............................      California

Tag Mex, Inc..............................................      California

Rocky Apparel, LLC........................................      Delaware

Tag Mex, LLC..............................................      California

PBG7, LLC.................................................      California

Jane Doe International, LLC...............................      Delaware

Tarrant Company Limited...................................      Hong Kong

Marble Limited............................................      Hong Kong

Trade Link Holdings Limited...............................      Hong Kong

Jane Doe Hong Kong Ltd....................................      Hong Kong

Tarrant Mexico, S. de R.L. de C.V.........................      Mexico

Tagfin, S de R.L. de C.V..................................      Mexico

Tarrant Luxembourg, Sarl..................................      Luxembourg